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                                                                 EXHIBIT 99.06E


                        KOLL REAL ESTATE GROUP, INC.
                                   BALLOT
                         FOR ACCEPTING OR REJECTING
         THE PREPACKAGED PLAN OF REORGANIZATION OF KOLL REAL ESTATE GROUP, INC.

Item 1: The undersigned, a Holder of a Class 5 Claim (General Unsecured Claim -- Other than Senior Debentures) as defined in the Prepackaged Plan, is the beneficial owner of a general unsecured claim against Koll Real Estate Group, Inc. (the "Company") in the amount indicated above.

Item 2: The undersigned votes all Class 5 claim(s) referenced in Item 1 (check box):

                  To accept                    To reject
                  the Plan                      the Plan

                    /  /                          /  /


Item 3: By signing the Ballot, the undersigned certifies that the undersigned is the beneficial owner of the Class 5 claim(s) voted on this Ballot and/or has full power and authority to vote to accept or reject the Prepackaged Plan. The undersigned also acknowledges receipt of the Proxy Statement/Prospectus and Disclosure Statement dated April __, 1997 (the "Prospectus") and other applicable Pregackaged Plan Solicitation Materials as well as all terms and conditions set forth therein.

        Dated:___________________________________, 1997

        X______________________________________________

        X______________________________________________
                Signature(s) of Claimholder(s)

        Signature(s) of Claimholder(s) -- please sign name exactly as imprinted (do not print). Please indicate any change of address.
        NOTE: Executive, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign.
        If shares are held jointly, EACH should sign.

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                     VOTING INFORMATION AND INSTRUCTIONS
                          FOR COMPLETING THE BALLOT

1. For your vote to be counted, you must complete, sign and return the ballot as follows:


   a. IF YOUR CLASS 5: GENERAL UNSECURED CLAIM -- OTHER THAN SENIOR DEBENTURES IS HELD THROUGH A BROKER, BANK, OR OTHER NOMINEE: To have your vote count you must complete Items 1 and 2 and return this ballot to such broker, bank or nominee. You must return the ballot to such entity, early enough for your vote to be processed and forwarded to and received by the voting agent prior to 5:00 p.m., Eastern Standard Time on June __, 1997 to (the "Voting Expiration Date").



      The broker, bank or other nominee should indicate on the ballot the value of your account as of the close of business on April __, 1997 (the "Record Date"). If that data has not been provided, please contact the institution(s) at which your account(s) are held and request the same.

   b. IF YOUR CLASS 5: GENERAL UNSECURED CLAIM -- OTHER THAN SENIOR DEBENTURES IS HELD IN YOUR OWN NAME: For your vote to be counted, you must verify
      Item 1, complete Item 2 and return this ballot to ChaseMellon Shareholder Services, the "Voting Agent," at the address set forth on the enclosed pre-addressed postage pre-paid business reply envelope. You will find your holdings, as of the close of business on the Voting Record Date, indicated above.

      If for any reason you did not receive a pre-addressed postage pre-paid business reply envelope or if the amount of your holdings indicated on the aforementioned label is unclear, please contact Georgeson & Company at the toll-free number below.


BALLOTS MUST BE RECEIVED BY 5:00 P.M., EASTERN STANDARD TIME ON ______________, JUNE ___, 1997 (THE "VOTING EXPIRATION DATE"). IF A BALLOT IS RECEIVED AFTER THE VOTING DATE, IT WILL NOT BE COUNTED.



2. If you hold claims or equity interests in more than one class under the Prepackaged Plan (i.e., stock and debentures), you should receive one ballot, coded by class number and color and one set of solicitation materials for each such class of claims or equity interests. Please complete and return each ballot you receive. YOU MUST VOTE ALL OF YOUR CLAIMS OR EQUITY INTERESTS WITHIN A SINGLE CLASS UNDER THE PREPACKAGED PLAN TO EITHER ACCEPT OR REJECT THE PREPACKAGED PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE PREPACKAGED PLAN WILL NOT BE COUNTED.



3. The ballot is not a letter of transmittal and may not be used for any other purpose other than to vote to accept or reject the Prepackaged Plan. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR SECURITIES AT THIS TIME, AND NEITHER THE COMPANY NOR ITS VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TRANSMITTED TOGETHER WITH A MASTER BALLOT. Surrender of securities for exchange pursuant to the Prepackaged Plan may be made only pursuant to a letter of transmittal which will be furnished to you by the Company (or its agent) after confirmation of the Prepackaged Plan by the Bankruptcy Court.

4. The ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an assertion of a claim or interest.

                     PLEASE RETURN YOUR BALLOT PROMPTLY
                     IF YOU HAVE ANY QUESTIONS REGARDING
                    THIS BALLOT OR THE VOTING PROCEDURES
                                 PLEASE CALL
                            THE INFORMATION AGENT
                             GEORGESON & COMPANY
                         TOLL-FREE AT (800) 223-2084


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  IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THIS
                                  DOCUMENT.

                        KOLL REAL ESTATE GROUP, INC.
                                   BALLOT
                         FOR ACCEPTING OR REJECTING
         THE PLAN OF REORGANIZATION OF KOLL REAL ESTATE GROUP, INC.
     (CLASS 5: GENERAL UNSECURED CLAIMS -- OTHER THAN SENIOR DEBENTURES)

         THE VOTING EXPIRATION DATE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. E.S.T. ON _________, JUNE ___, 1997, UNLESS EXTENDED


     This Ballot is submitted to you to solicit your vote to accept or reject the Prepackaged Plan of Reorganization (the "Prepackaged Plan") of KOLL REAL ESTATE GROUP, INC. (the "Company"), referred to in the accompanying Proxy Statement/Prospectus and Disclosure Statement, dated April__, 1997 (the "Prospectus"). The Prepackaged Plan could be filed in connection with a case to be commenced in the future by the Company under chapter 11 of the Bankruptcy Code. At this time, the Company has not commenced a chapter 11 case. If sufficient votes are received accepting the Prepackaged Plan, the Corporation may commence a chapter 11 case and seek to have the Prepackaged Plan confirmed by the Bankruptcy court; however, the Corporation expressly reserves the right, in its sole and absolute discretion, to not commence such a chapter 11 case, even if it receives sufficient votes accepting the Prepackaged Plan.


     THIS BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY OTHER PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING SECURITIES AT THIS TIME, AND NEITHER THE CORPORATION NOR THE EXCHANGE AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES.

PLEASE READ ALL VOTING INFORMATION AND INSTRUCTIONS ON BOTH SIDES OF THIS BALLOT BEFORE COMPLETING THIS BALLOT.

     IF NEITHER THE "ACCEPTS" NOR "REJECTS" BOX IS CHECKED AND/OR THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES ON THE REVERSE SIDE, THE BALLOT WILL NOT BE VALID OR COUNTED AS HAVING BEEN CAST. PLEASE COMPLETE ITEMS 2 AND 3 ON THE REVERSE SIDE HEREOF.

                 (continued and to be signed on other side)

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